                                                                  EXHIBIT 3.(ii)



                                  EXHIBIT "A"

                             AMENDED AND RESTATED
                           BYLAWS OF CMI CORPORATION


                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

     Section 1.  The principal office shall be in Oklahoma City, County of
     ---------
Oklahoma, State of Oklahoma, and the Corporation may also have offices at such other places as the Board of Directors may from time to time appoint.


                                  ARTICLE II
                                  ----------

                                     Seal
                                     ----

     Section 1.  The corporate seal shall have inscribed thereon the name of the
     ---------
Corporation, the year of its organization and the words "Corporate Seal, Oklahoma 1968." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE III
                                  -----------

                                  Shareholders
                                  ------------

     Section 1.  All meetings of the shareholders shall be held in Oklahoma
     ---------
City, Oklahoma, or at such other place as the director may designate.

     Section 2.  Annual meetings of shareholders shall be held on a date and at
     ---------
a time selected by the Board of Directors which is mutually acceptable to all Directors, when they shall transact such business as may properly be brought before the meeting.

     Section 3.  The holders of one-third of the stock issued and outstanding,
     ---------
and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, the holders of such part of the issued and outstanding stock shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 4.  At any meeting of the shareholders, every shareholder having
     ---------
the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than one hundred twenty (120) days prior to said meeting; unless said instrument provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. Cumulative voting shall not be required or permitted.

     Section 5.  Written notice of the annual meeting shall be mailed to each
     ---------
shareholder entitled to vote thereat at such address as appears on the stock books of the Corporation, at least ten (10) days prior to the meeting, unless otherwise provided herein.

     Section 6.  A complete list of the shareholders entitled to vote at the
     ---------
ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten (10) days before every election, and shall, at all times during ordinary business hours for a period of ten days prior to the meeting and during the whole time of said election, be open to the examination of any shareholder.

     Section 7.  Special meetings of the shareholders, for any purpose, or
     ---------
purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meetings.

     Section 8.  Business transacted at all special meetings shall be confined
     ---------
to the objects stated in the call.

     Section 9.  Written notice of special meetings of the shareholders, stating
     ---------
the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation.

     Section 10.  Shareholder Action Taken at Meeting and Not by Written
     ----------   ------------------------------------------------------
Consent.  No action required to be taken or which may be taken at any annual
-------
meeting or special meeting of shareholders may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


                                  ARTICLE IV
                                  ----------

                                   Directors
                                   ---------

     Section 1.  The business and affairs of this Corporation shall be managed
     ---------
by or under the direction of its Board of Directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors which shall constitute the entire Board shall not be less than three nor more than nine. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at that time shall be elected to hold office for a term of three years.

     Section 2.  The directors may hold their meetings and have one or more
     ---------
offices, and keep the books of the Corporation at the offices of the Corporation in Oklahoma City, Oklahoma, or at such other places as they may from time to time determine.

     Section 3.  Newly created directorships resulting from any increase in the
     ---------
authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by a majority vote of the remaining directors, though less than a quorum. Any director or directors so chosen shall hold office until the next election of the class for which such director or directors shall have been chosen, and until his or their successors shall have been duly elected.

     Section 4.  In addition to the powers and authorities by these Bylaws
     ---------
expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as from time to time amended, or by these Bylaws, as from time to time amended, directed or required to be exercised or done by the shareholders.

     Section 5.  Any director or the entire Board of Directors may be removed;
     ---------
however, such removal must be for cause and must be approved as set forth in this Section. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (1) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to director appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the Corporation; or (4) such director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties.

     Removal for cause, as cause is defined in (1), (2) and (4) above, must be approved by at least two-thirds of the total number of directors and by at least a 75% vote of the shares of the Corporation then entitled to be voted at an election for that director, and the action for removal must be brought within one year of such conviction or adjudication. Removal for cause, as cause is defined in (3) above, must be approved by at least two-thirds of the total number of directors. For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

     Section 6.  Notwithstanding any other provision of the Certificate of
     ---------
Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the Bylaws), this Article IV shall not be altered, amended or repealed except by at least a 75% affirmative vote of the shares of the Corporation entitled to vote thereon.


                                   ARTICLE V
                                   ---------

                                   Committees
                                   ----------

     Section 1.  The Board of Directors may, by resolution passed by two-thirds
     ---------
of all the members of the Board of Directors, designate an executive committee to consist of three or more members of the Board, one of whom shall be the Chairman of the Board of the Corporation and who shall also serve as Chairman of the Executive Committee. At all times that Recovery Equity Investors, L.P., a Delaware limited partnership ("REI"), shall be entitled to designate individuals for election to the Board of Directors pursuant to Section 4.1 of that certain Investment Agreement, dated as of August 19, 1991, between the Corporation and REI, the Executive Committee, if any, shall include such number of directors designated by REI such that the percentage of directors designated by REI shall be no less than the percentage of individuals which REI shall be entitled to designate for election to the Board of Directors.

     Section 2.  The Executive Committee shall have and exercise all of the
     ---------
authority of the Board in the management of the Corporation in the interval between meetings of the Board.

     Section 3.  Notwithstanding any other provision of the Certificate of
     ---------
Incorporation or the Bylaws of the Corporation (and not withstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the Bylaws), the affirmative vote of two-thirds or more of all the members of the Board of Directors shall be required to amend or repeal or adopt any provisions inconsistent with this Article V.

                                  ARTICLE VI
                                  ----------

                           Compensation of Directors
                           -------------------------

     Section 1.  Directors and advisory directors, as such, by resolution of the
     ---------
Board, may receive a stated salary for serving as a member of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director or advisory director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.  Members of the special or standing committee may be allowed
     ---------
like compensation and reimbursement of expenses of attendance for attending committee meetings.


                                  ARTICLE VII
                                  -----------

                             Meetings of the Board
                             ---------------------

     Section 1.  The newly elected Board may meet at such place and time either
     ---------
within or without the State of Oklahoma, as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors even though contrary to the place and time fixed by the shareholders.

     Section 2.  Regular meetings of the Board may be held without notice at
     ---------
such time and place either within or without the State of Oklahoma as shall from time to time be determined by the Board.

     Section 3.  Special meetings of the Board may be called by either the
     ---------
Chairman of the Board or the Chief Executive Officer on two days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of the directors.

     Section 4.  At all meetings of the Board, a majority of the directors shall
     ---------
be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as from time to time amended, or by these Bylaws, as from time to time amended.

     Section 5.  Any action that may be taken at a meeting of the directors or
     ---------
of a committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors or all of the members at the committee as the case may be and the writing or writings are filed with the minutes of proceedings thereof.


                                 ARTICLE VIII
                                 ------------

                                   Officers
                                   --------

     Section 1.  The Corporation shall have such officers with such titles and
     ---------
duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after November 6, 1998. The officers of the Corporation shall be elected by the Board of Directors. None of the officers of the Corporation need be directors.

     Section 2.  Officers shall be chosen in such a manner and shall hold their
     ---------
offices for such term as may be determined by the Board of Directors. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.

     Section 3.  Except as may otherwise be provided in any employment agreement
     ---------
approved by the Board of Directors, any officer of the Corporation may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors or to the Chief Executive Officer. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Chairman of the Board or the Chief Executive Officer. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.  Except as may otherwise be provided in any employment agreement
     ---------
approved by the Board of Directors, any officer may be removed at any time, with or without cause, by the Board of Directors.

     Section 5.  The compensation of each officer shall be determined by the
     ---------
Board of Directors.


                                  ARTICLE IX
                                  ----------

                            Chief Executive Officer
                            -----------------------

     Section 1.  The Chief Executive Officer shall be the chief executive
     ---------
officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of all of the business and affairs of the Corporation. The Chief Executive Officer shall report to the Board of Directors and shall direct the implementation of the decisions, policies and procedures established by the Board of Directors. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and in general to exercise all of the powers generally appertaining to the chief executive officer of a corporation.

                                   ARTICLE X
                                   ---------

                             Chairman of the Board
                             ---------------------

     Section 1.  The Chairman of the Board shall preside at all meetings of the
     ---------
directors. The Chairman of the Board shall have such powers and perform such duties as shall be assigned to him or her by the Board of Directors.

                                   ARTICLE XI
                                   ----------

                                   President
                                   ---------

     Section 1.  The President shall have such powers and shall perform such
     ---------
duties as shall be assigned to him or her by the Board of Directors or the Chief Executive Officer.

                                  ARTICLE XII
                                  -----------

                                Vice Presidents
                                ---------------

     Section 1.  Each Vice President of the Corporation shall have such powers
     ---------
and perform such duties as shall be assigned to him or her by the Board of Directors or the Chief Executive Officer.

                                  ARTICLE XIII
                                  ------------

                                   Secretary
                                   ---------

     Section 1.  The Secretary shall attend all sessions of the Board of
     ---------
Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer.


                                  ARTICLE XIV
                                  -----------

                                   Treasurer
                                   ---------

     Section 1.  The Treasurer shall have the custody of the corporate funds and
     ---------
securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

     Section 2.  The Treasurer shall disburse the funds of the Corporation in
     ---------
the usual course of its business or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at the regular meetings of the Board of Directors, or whenever they require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

     Section 3.  The Treasurer shall give the Corporation a bond if required by
     ---------
the Board of Directors in a sum, and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office, and for the restoration to the Corporation in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.


                                  ARTICLE XV
                                  ----------

                      Duties of Officers May be Delegated
                      -----------------------------------

     Section 1.  In case of the absence of any officer of the Corporation, or
     ---------
for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officers, or to any director, provided a majority of the entire Board of Directors concurs therein.


                                  ARTICLE XVI
                                  -----------

                             Certificates of Stock
                             ---------------------

     Section 1.  The certificates of stock of the Corporation shall be numbered
     ---------
and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, President or a Vice President and the Secretary. If the Corporation has a transfer agent other than an employee of the Corporation, or a registrar and a transfer clerk acting on its behalf, the signature of the officers may be facsimiles engraved or printed.


                                 ARTICLE XVII
                                 ------------

                              Transfers of Stock
                              ------------------

     Section 1.  Transfers of stock shall be made on the books of the
     ---------
Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     Section 2.  The Board of Directors may appoint a transfer Agent and a
     ---------
Registrar for the Common Stock and Preferred Stock of the Corporation. The Transfer Agent shall be in charge of the issue, transfer, and cancellation of shares of stock and shall maintain stock transfer books, which shall include a record of shareholders, giving the names and addresses of all shareholders, and the number and class of shares held by each; shall prepare voting lists for meetings of shareholders; shall produce and keep open these lists at the meetings; and shall perform such other duties as may be delegated by the Board of Directors. Shareholders shall give notice of changes of their addresses to the Transfer Agent. The Registrar shall be in charge of preventing the over-issue of shares, shall register all stock certificates, and perform such other duties as may be delegated by the Board of Directors.


                                 ARTICLE XVIII
                                 -------------

                           Closing of Transfer Books
                           -------------------------

     Section 1.  The Board of Directors shall have power to close the stock
     ---------
transfer books of the corporation for a period not exceeding forty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice, of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                  ARTICLE XIX
                                  -----------

                            Registered Stockholders
                            -----------------------

     Section 1.  The Corporation shall be entitled to treat the holder of record
     ---------
of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Oklahoma.


                                  ARTICLE XX
                                  ----------

                                Lost Certificate
                                ----------------

     Section 1.  Any person claiming a certificate of stock to be lost or
     ---------
destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate.


                                  ARTICLE XXI
                                  -----------

                                    Checks
                                    ------

     Section 1.  All checks or demands for money and notes of the Corporation
     ---------
shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                 ARTICLE XXII
                                 ------------

                                 Fiscal Year
                                 -----------

     Section 1.  The fiscal year shall begin the first day of January in each
     ---------
year.

                                 ARTICLE XXIII
                                 -------------

                                   Dividends
                                   ---------

     Section 1.  Dividends upon the capital stock of the Corporation subject to
     ---------
the provisions of the Certificate of Incorporation as from time to time amended, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

     Section 2.  Before payment of any dividend, there may be set aside out of
     ---------
any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think may be for the best interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created, but not contrary to law, the provisions of its Certificate of Incorporation, or the provisions of these Bylaws.


                                  ARTICLE XXIV
                                  ------------

                          Directors' Annual Statement
                          ---------------------------

     Section 1.  The Board of Directors shall present at each annual meeting,
     ---------
and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and financial condition of the Corporation. The directors may, at their discretion, designate such report to be in lieu of causing an annual report to be sent to the shareholders.


                                  ARTICLE XXV
                                  -----------

                                    Notices
                                    -------

     Section 1.  Whenever under the provisions of these Bylaws notice is
     ---------
required to be given to any director, officer, or shareholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid, sealed, wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or shareholder at the General Post Office in Oklahoma City, Oklahoma, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     Section 2.  Any shareholder, director, or officer may waive notice required
     ---------
to be given under these Bylaws.


                                 ARTICLE XXVI
                                 ------------

     Section 1.  These Bylaws may be altered or amended or repealed by the
     ---------
affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at the regular or special meeting of the shareholders if notice of the proposed alternation or amendment or repeal be contained in the notice of the meeting, provided, however, that no change of the time or place for the election of directors shall be made within thirty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address, at least ten days before the election is held.

     Section 2.  These Bylaws may be altered, amended or repealed by an
     ---------
affirmative vote of a majority of the Board of Directors, subject to the conditions set forth in this article.


                                 ARTICLE XXVII
                                 -------------

                                Indemnification
                                ---------------

     Section 1.  The Corporation shall indemnify any person who was or is a
     ---------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2.  The Corporation shall indemnify any person who was or is a
     ---------
party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the District Court of the State of Oklahoma or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the District Court of the State of Oklahoma or such other court shall deem proper.

     Section 3.  To the extent that a director, officer, employee, or agent of
     ---------
the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4.  Any indemnification under Sections 1 and 2 of this Article
     ---------
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 5.  Expenses by a director, officer, employee or agent in defending
     ---------
a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount less it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorize in this Article.

     Section 6.  The indemnification provided by this Article shall not limit
     ---------
the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators or such a person.

     Section 7.  The Corporation may purchase and maintain insurance on behalf
     ---------
of any person who is or was a director officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

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

     Section 8.  For the purpose of this Article, references to "the
     ---------
Corporation" include all constituent corporations the Corporation has absorbed in a consolidation or merger so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the Corporation as he would if he had served the Corporation in the same capacity.

     Section 9.  The invalidity or unenforceability of any provisions of this
     ---------
Article shall not affect the validity or enforceability of the remaining provisions of this Article.


                                ARTICLE XXVIII
                                --------------

               Inapplicability of Control Shares Acquisition Act
               -------------------------------------------------

     Section 1.  Sections 1145 through 1155 of Title 18 of the Oklahoma
     ---------
Statutes, as amended from time to time, shall not apply to the voting rights of the existing or future holders of shares of the capital stock of the Corporation.

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